UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  November 29, 2016

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On November 29, 2016, the Florida Public Service Commission (FPSC) voted to approve a stipulation and settlement between Florida Power & Light Company (FPL) and several intervenors in FPL’s base rate proceeding (2016 rate agreement), which resolves all matters in FPL’s base rate proceeding and related dockets. Key elements of the 2016 rate agreement, which will be effective from January 2017 through at least December 2020, include the following:

•	New retail base rates and charges will be established resulting in the following increases in annualized retail base revenues:

◦	$400 million beginning January 1, 2017,

◦	$211 million beginning January 1, 2018, and

◦	$200 million when a new approximately 1,600 megawatt (MW) natural gas-fired combined-cycle unit in Okeechobee County, Florida achieves commercial operation, which is expected to occur in mid-2019.

•
In addition, FPL will be eligible to receive, subject to conditions specified in the 2016 rate agreement, base rate increases associated with the addition of up to 300 MWs annually of new solar generation in each of 2017 through 2020 and may carry forward any unused MWs to subsequent years during the term of the 2016 rate agreement. FPL will be required to demonstrate that any proposed solar facilities are cost effective and scheduled to be in service before December 31, 2021. FPL has agreed to an installed cost cap of $1,750 per kilowatt.

•
FPL's allowed regulatory return on common equity (regulatory ROE) will be 10.55%, with a range of 9.60% to 11.60%. If FPL's earned regulatory ROE falls below 9.60%, FPL may seek retail base rate relief. If the earned regulatory ROE rises above 11.60%, any party other than FPL may seek a review of FPL's retail base rates.

•
Subject to certain conditions, FPL may amortize, over the term of the 2016 rate agreement, up to $1.0 billion of depreciation reserve surplus plus any reserve amount remaining under FPL's 2012 rate agreement at the end of 2016, provided that in any year of the 2016 rate agreement, FPL must amortize at least enough reserve to maintain a 9.60% earned regulatory ROE but may not amortize any reserve that would result in an earned regulatory ROE in excess of 11.60%.

•
Future storm restoration costs would be recoverable on an interim basis beginning 60 days from the filing of a cost recovery petition, but capped at an amount that could produce a surcharge of no more than $4 for every 1,000 kilowatt-hours of usage on residential bills during the first 12 months of cost recovery. Any additional costs would be eligible for recovery in subsequent years. If storm restoration costs exceed $800 million in any given calendar year, FPL could request an increase to the $4 surcharge to recover amounts above $400 million.

The FPSC is expected to issue its order on or before December 19, 2016, reflecting its decision to approve the 2016 rate agreement. Parties to the base rate proceeding which did not sign the 2016 rate agreement will have the right to appeal the FPSC’s decision within 30 days of the order becoming final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  November 30, 2016
NEXTERA ENERGY, INC.
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KIMBERLY OUSDAHL
Kimberly Ousdahl Vice President and Chief Accounting Officer of Florida Power & Light Company

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